January 13, 2006

GenCorp Inc.

P.O. Box 537012
Sacramento, California 95853-7012
Attn:  Mr. J. Gary Cooper
       Chairman of the Corporate Governance & Nominating Committee
       c/o Secretary
VIA EXPRESS MAIL

Highway 50 and Aerojet Road
Rancho Cordova, California 95670
Attn:  Mr. J. Gary Cooper
       Chairman of the Corporate Governance & Nominating Committee
         c/o Secretary
VIA FEDERAL EXPRESS

RE:  Notification of Director Nominees

Dear Mr. Cooper:

Jolly Roger Fund LP (the "Fund") hereby gives notice of its intention to nominate three individuals for election to the Board of Directors (the "Board") of GenCorp Inc. (the "Company") at the 2006 Annual Meeting of Shareholders, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "Annual Meeting").

The Fund, an investment fund, is the record owner of 100 shares of common stock, $0.10 par value per share ("Common Stock"), of the Company and the beneficial owner of an additional 467,500 shares of Common Stock. The Fund intends to continue to hold these shares through the date of the Annual Meeting. Pirate Capital LLC ("Pirate Capital"), whose principal business is providing investment management services, is the general partner of the Fund. Thomas R. Hudson Jr. is the Managing Member of Pirate Capital. Pirate Capital is also the investment adviser to, and Mr. Hudson is a director of, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD, each an investment fund, which are the beneficial owners, respectively, of 2,656,300 and 580,200 shares of Common Stock. Pirate Capital is also the investment adviser to Mint Master Fund Ltd., an investment fund (together, with the Fund, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD, the "Funds"), which is the beneficial owner of 95,700 shares of Common Stock. Pirate Capital and Mr. Hudson, as the managing member of Pirate Capital, may be deemed to be the beneficial owners of the 3,799,800 shares of Common Stock that are collectively owned by the Funds. The business address for Pirate Capital and for the Funds is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

According to the Company's Proxy Statement for its 2005 Annual Meeting, this notice must be given to the Company by January 18, 2006. This notice is being delivered prior to such deadline. The Fund does not acknowledge the validity of the requirement as it is set forth in the 2005 Proxy Statement, and the execution and delivery of this notice by the Fund shall not be deemed to constitute a waiver of the Fund's right to contest the validity of such requirement.

The Fund, as the record owner and beneficial owner of shares of Common Stock, hereby gives notice of its intent to appear in person or by proxy at the Annual Meeting to nominate David A. Lorber, Todd R. Snyder and Robert C. Woods (the "Nominees") for election as directors. Certain additional information regarding the Nominees is set forth in Exhibit A.

The Fund has no reason to believe that there is any impediment to this action under Ohio law, including the control share acquisition requirements set forth in Ohio Revised Code Section 1701.831, and reserves all rights if the Company purports to invoke any such provision.

Pirate Capital, on behalf of the Funds, has entered into letters of agreement (the "Nominee Agreements") with each of the Nominees, pursuant to which Pirate Capital has agreed, subject to certain exceptions, to pay all costs of a proxy contest, and to indemnify and hold each Nominee harmless from and against any and all losses, claims, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements incurred in connection with such Nominee being a candidate for election to the Board. The Nominees will not receive any compensation from Pirate Capital or the Funds for their services as directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is provided to other non-employee directors, which compensation will be described in the Company's proxy statement furnished to shareholders in connection with the Annual Meeting.

Each of the Nominees has executed a consent to being nominated for election as a director of the Company and to serve as a director of the Company if elected at the Annual Meeting. Copies of the consents executed by each of the Nominees are attached hereto as Exhibit B.

The Fund reserves the right to nominate substitute or additional persons as nominees for any reason, including in the event that (1) the Board is expanded beyond its current size and/or (2) any of the current Nominees is unable for any reason (including by reason of the taking or announcement of any action that has, or if consummated would have, the effect of disqualifying any such Nominee) to serve as a director.

Exhibit C sets forth the name of each of the Funds and Nominees that purchased or sold Common Stock within the previous two years, the dates of the transactions and the amounts purchased or sold.

Except as disclosed herein or in any of the exhibits attached hereto, none of the Funds, Mr. Hudson or any of the Nominees: (i) owns any securities of the Company of record but not beneficially; (ii) owns beneficially any securities of the Company or any parent or subsidiary of the Company; (iii) has, nor do any of their associates have, any agreement or understanding with any person with respect to any future employment by the Company or its affiliates; (iv) has, nor do any of their associates have, any agreement or understanding with any person with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (v) has, nor have any of their associates, engaged in or had a direct or indirect interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of the persons listed in Item 404(a) of Regulation S-K ("Regulation S-K") had, or will have, a direct or indirect material interest; (vi) has, nor have any of their associates, been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000; (vii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting proposed in this notice aside from their respective interests as shareholders of the Company; (viii) has borrowed any funds for the purpose of acquiring or holding any securities of the Company;
(ix) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (x) has, during the past 10 years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (xi) has, during the past 5 years, been involved in any of the legal proceedings described in Item 401(f) of Regulation S-K. The term "associates" shall have the meaning as that term is defined in Rule 14a-1 of Regulation 14A under the Securities Exchange Act of 1934, as amended.

Except as otherwise set forth in this notice, there are no material proceedings in which any of the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which any of the Nominees or their associates have a material interest adverse to the Company or any of its subsidiaries.

None of the Nominees has ever served on the Board. Except as otherwise set forth in this notice, none of the Nominees or any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to other plans or other compensation from, or related to, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K.

Except as otherwise set forth in this notice, none of the relationships regarding the Nominees described in Item 404(b) of Regulation S-K exists or has existed. To the knowledge of the Fund, there are no relationships involving any of the Nominees or any of their associates that would have required disclosure under Item 402(j) of Regulation S-K had the Nominees been directors of the Company. There are no family relationships (as defined in Section 401(d) of Regulation S-K) between any Nominees and any director or officer of the Company or person nominated by the Company to become a director or executive officer.

If the Fund proceeds with a solicitation of proxies in support of the nominations, it is anticipated that the Funds and Pirate Capital, as well as certain employees of Pirate Capital, would be participants in such solicitation, and would engage a proxy solicitation agent whose fees and number of employees to be employed for such solicitation would be agreed upon at the time of such engagement. The business address of each such employee would be the same as that of the proxy solicitation agent.

Pirate Capital, on behalf of the Funds, would bear the cost of such proxy solicitation, but would intend to seek reimbursement for the cost of such solicitation from the Company if any of the Nominees are elected as directors. Pirate Capital does not intend to seek shareholder approval for such reimbursement. While no precise estimate of this cost can be made at the present time, Pirate Capital currently estimates that it would spend a total of approximately $500,000 for such solicitation of proxies, including expenditures for attorneys, proxy solicitation agents, and advertising, public relations, printing, transportation and related expenses. As of the date hereof, Pirate Capital has not incurred any solicitation expenses. In addition to soliciting proxies by mail, proxies may be solicited in person, by telephone or facsimile, through advertisements or otherwise.

The information included herein and in the exhibits attached hereto represents the Fund's best knowledge as of the date hereof. The Fund reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Company as soon as reasonably practicable, although the Fund does not commit to update any information which may change from and after the date hereof. If this notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any Nominee at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this notice shall continue to be effective with respect to the remaining Nominees and as to any replacement Nominees selected by the Fund.

In addition, the Fund requests written notice no later than 12:00, noon, on January 17, 2006 of any alleged defects in this notice and reserves the right, following receipt of such notice, to challenge and/or attempt to cure any such alleged defect.

Please direct any questions regarding the information contained in this notice to Marc Weingarten of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, (212) 756-2280.

Very truly yours,

JOLLY ROGER FUND LP

By: Pirate Capital LLC, its General Partner

By: /s/ Thomas R. Hudson Jr.
   -------------------------------
   Name:   Thomas R. Hudson Jr.
   Title:  Managing Member



cc:  Terry L. Hall
     David A. Lorber
     Todd Snyder
     Robert C. Woods

Exhibit A

1. David A. Lorber, 27. Mr. Lorber has been a Director and Senior Investment Analyst at Pirate Capital LLC, an investment manager, since October, 2003. Prior to joining Pirate Capital, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from September, 2001 to May, 2003. Prior to that, Mr. Lorber held an Associate position at Cushman & Wakefield, Inc. Mr. Lorber earned his B.S. from Skidmore College in 2000. Mr. Lorber's principal business address is 200 Connecticut Avenue, 4th Floor, Norwalk, Connecticut 06854.

2. Todd R. Snyder, 43. Mr. Snyder has been a Managing Director of Rothschild Inc., an international investment banking and financial advisory firm, since March, 2000. Before joining Rothschild, Mr. Snyder was a Managing Director and earlier held other positions in the Restructuring and Reorganization group at Peter J. Solomon Company. Prior to joining Peter J. Solomon Company, Mr. Snyder was a Managing Director at KPMG Peat Marwick in the Corporate Recovery group. Prior to his move to investment banking, Mr. Snyder practiced law in the Business Reorganization department of Weil, Gotshal & Manges. Mr. Snyder graduated with honors from Wesleyan University and received a Juris Doctor from the University of Pennsylvania Law School. Mr. Snyder's principal business address is 1251 Avenue of the Americas, 51st floor, New York, New York 10020.

3. Robert C. Woods, 54. Mr. Woods has been an Investment Banker at Cornerstone Capital Advisors, a real estate investment bank, since 1987. From 1983 to the present, Mr. Woods has also been a real estate developer for Palladian Partners, a real estate development company. At both Cornerstone and Palladian, Mr. Woods' experience includes developing and financing master planned communities. From 1980 to 1983 he was a Project Manager and Vice President of Development for Hines Interests LLC, a real estate development company, and from 1979 to 1980 Mr. Woods was a Project Manager for Trammell Crow, a real estate development company. Mr. Woods was also a consulting professor of real estate finance at Stanford University from 2000 to 2005. Mr. Woods holds an MBA from the College of William and Mary and other advanced degrees from Stanford University, and is a Chartered Financial Analyst. Mr. Woods' principal business address is 27900 Altamont Circle, Los Altos Hills, California 94022.

Exhibit B

CONSENTS OF NOMINEES

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of GenCorp Inc. (the "COMPANY"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from shareholders of the Company to be voted at the 2006 annual meeting of shareholders of the Company or special meeting of shareholders regarding the election of directors, including any adjournments or postponements thereof, and further consents to serve as a director of the Company, if elected.

/s/ David A. Lorber
-----------------------
Name: David A. Lorber

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of GenCorp Inc. (the "COMPANY"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from shareholders of the Company to be voted at the 2006 annual meeting of shareholders of the Company or special meeting of shareholders regarding the election of directors, including any adjournments or postponements thereof, and further consents to serve as a director of the Company, if elected.

/s/ Todd R. Snyder
--------------------------
Name: Todd R. Snyder

CONSENT OF NOMINEE

The undersigned hereby consents to being named as a nominee for election as a director of GenCorp Inc. (the "COMPANY"), in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from shareholders of the Company to be voted at the 2006 annual meeting of shareholders of the Company or special meeting of shareholders regarding the election of directors, including any adjournments or postponements thereof, and further consents to serve as a director of the Company, if elected.

/s/ Robert C. Woods
----------------------------
Name: Robert C. Woods

Exhibit C

PURCHASES AND SALES OVER PAST TWO YEARS

The following table sets forth the name of each of the Funds and Nominees who purchased or sold Common Stock within the previous two years, the dates of the transactions and the amounts purchased or sold:


         JOLLY ROGER OFFSHORE FUND LTD.
       Trade Date                Quantity
08-30-2004                                  500
09-02-2004                               16,200
09-17-2004                               15,000
09-20-2004                               50,000
09-23-2004                                7,000
09-27-2004                                5,000
09-27-2004                                5,000
09-28-2004                                3,200
09-28-2004                                2,800
09-29-2004                                6,300
09-29-2004                                5,000
09-29-2004                                4,900
09-30-2004                                5,000
09-30-2004                                8,000
10-05-2004                               25,000
10-06-2004                               15,700
10-07-2004                               30,000
10-07-2004                                6,000
10-07-2004                                5,000
10-11-2004                               45,900
10-13-2004                               25,000
10-13-2004                                5,000
10-13-2004                                3,900
10-13-2004                                1,100
10-14-2004                                1,700
10-14-2004                                  100
10-19-2004                               15,000
10-20-2004                                3,200
10-20-2004                               15,000
10-20-2004                               10,000
10-21-2004                               25,000
10-21-2004                                6,800
10-22-2004                               25,000
10-22-2004                                9,500
10-22-2004                                8,600
10-22-2004                                3,900
10-25-2004                               25,000
10-26-2004                               20,800
11-01-2004                                7,100
11-02-2004                               25,000
11-02-2004                               25,000
11-02-2004                               24,800

         JOLLY ROGER OFFSHORE FUND LTD.
       Trade Date                Quantity
11-02-2004                                  200
11-03-2004                               25,000
11-03-2004                               25,000
11-03-2004                               25,000
11-03-2004                               25,000
11-03-2004                               25,000
11-05-2004                               10,000
12-02-2004                                  500
12-06-2004                                3,700
12-06-2004                                3,300
12-06-2004                                1,700
12-06-2004                                1,300
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-06-2004                                5,000
12-07-2004                                9,100
12-07-2004                                3,800
12-07-2004                               10,000
12-07-2004                               10,000
12-07-2004                               10,000
12-07-2004                               10,000
12-09-2004                               15,000
12-09-2004                                5,000
12-09-2004                                5,000
12-09-2004                                3,000
12-09-2004                                2,000
12-10-2004                               10,000
12-10-2004                               25,000
12-14-2004                                  900
12-14-2004                                4,100
12-14-2004                                3,000
01-11-2005                               25,000
01-11-2005                               25,000
03-31-2005                                  100
03-31-2005                               24,900
03-31-2005                               23,700
03-31-2005                               22,800
03-31-2005                                2,100
03-31-2005                                1,100
03-31-2005                                  200

         JOLLY ROGER OFFSHORE FUND LTD.
       Trade Date                Quantity
03-31-2005                                  100
04-07-2005                               26,700
04-07-2005                               26,000
04-07-2005                                  300
04-19-2005                                  400
04-19-2005                                5,000
04-19-2005                                  600
04-20-2005                               15,000
04-25-2005                                5,000
04-26-2005                                5,000
04-26-2005                                3,000
04-27-2005                                  400
04-27-2005                                  100
04-27-2005                                9,100
04-27-2005                                5,000
04-27-2005                                4,900
04-28-2005                                5,000
04-29-2005                               11,700
04-29-2005                                6,000
04-29-2005                                5,000
04-29-2005                                5,000
04-29-2005                                5,000
04-29-2005                                5,000
04-29-2005                                3,100
04-29-2005                                2,000
04-29-2005                               19,000
04-29-2005                               13,300
05-02-2005                                4,900
05-02-2005                                  100
05-02-2005                               15,000
05-02-2005                                5,000
05-02-2005                                5,000
05-02-2005                                5,000
05-03-2005                                1,300
05-04-2005                               25,000
05-05-2005                                5,000
05-10-2005                               25,000
05-10-2005                                5,000
05-12-2005                                5,000
05-12-2005                                5,000
05-12-2005                               25,000
05-12-2005                                5,000
05-26-2005                                  500
05-31-2005                               10,100
06-01-2005                               30,000
06-01-2005                               26,000
06-21-2005                               19,000
07-06-2005                               64,400

         JOLLY ROGER OFFSHORE FUND LTD.
       Trade Date                Quantity
07-07-2005                               41,000
07-07-2005                               39,500
07-07-2005                               60,600
07-07-2005                               53,800
08-05-2005                               10,700
08-12-2005                               15,000
08-19-2005                                9,000
08-23-2005                                  200
08-24-2005                                7,000
08-25-2005                                  400
08-26-2005                                1,400
08-31-2005                                4,700
09-22-2005                                4,000
09-29-2005                               10,000
10-25-2005                                1,100
10-27-2005                                6,900
10-31-2005                               10,000
11-08-2005                                1,100
11-14-2005                               10,000
11-16-2005                               47,600
11-17-2005                                4,800
11-18-2005                                2,100
11-18-2005                               50,000
11-18-2005                                9,100
11-21-2005                               50,000
11-23-2005                               16,500
11-29-2005                               49,300
11-30-2005                               15,300
12-02-2005                               46,600
12-05-2005                               30,500
12-06-2005                               25,000
12-07-2005                               80,000
12-08-2005                               47,800
12-09-2005                                2,200
12-12-2005                                6,800
12-13-2005                               38,100
12-14-2005                              128,200
12-15-2005                               40,500
12-19-2005                               46,400
12-20-2005                                5,900
12-22-2005                               13,100
12-27-2005                               25,000
12-28-2005                                  400
12-29-2005                               35,500
12-30-2005                               32,000
01-03-2006                               53,700

              JOLLY ROGER FUND LP
       Trade Date                Quantity
08-30-2004                                  100
08-30-2004                                  400
09-02-2004                               13,000
09-17-2004                               10,000
09-20-2004                               30,000
09-23-2004                                5,000
09-23-2004                                6,000
09-23-2004                                5,000
09-23-2004                                5,500
09-30-2004                                5,000
10-05-2004                                1,400
10-05-2004                               10,000
10-05-2004                                5,000
10-05-2004                                2,300
10-06-2004                                  200
10-06-2004                                4,800
10-06-2004                                  400
10-07-2004                               20,000
10-08-2004                               30,900
10-12-2004                               25,000
10-20-2004                                  100
10-20-2004                                5,500
10-20-2004                                1,300
10-20-2004                               13,400
10-20-2004                                8,700
10-20-2004                                6,700
10-21-2004                                7,700
10-22-2004                               25,000
10-22-2004                               24,100
10-22-2004                                  900
10-25-2004                               25,000
10-29-2004                               10,000
11-02-2004                                5,000
11-03-2004                               25,000
11-03-2004                               25,000
11-03-2004                               25,000
11-04-2004                               25,000
11-04-2004                                1,100
11-05-2004                               17,700
12-13-2004                               25,000
12-14-2004                                5,000
01-11-2005                               25,000
09-22-2005                                1,000
10-10-2005                                7,500
12-07-2005                               20,000
04-07-2005                             (23,100)
04-07-2005                             (25,000)

            MINT MASTER FUND, LTD.
       Trade Date                Quantity
09-29-2004                                4,600
09-29-2004                                  400
10-15-2004                                7,700
10-15-2004                                5,000
10-15-2004                               18,000
10-20-2004                               10,000
11-16-2004                              100,000
03-17-2005                             (50,000)




             JOLLY ROGER ACTIVIST
             PORTFOLIO COMPANY LTD
       Trade Date                Quantity
01-04-2006                              100,000
01-05-2006                              159,000
01-06-2006                              235,900
01-09-2006                               85,300